Exhibit 99.3

CONSENT OF LAZARD FRERES & CO. LLC

The Board of Directors

Continental Airlines, Inc.

1600 Smith Street

Houston, TX 77002

Dear Members of the Board:

We hereby consent to the inclusion of our opinion letter, dated May 2, 2010, to the Board of Directors of Continental Airlines, Inc. (“Continental”) as Annex D to, and reference thereto under the headings “Summary—The Merger—Opinions of Continental’s Financial Advisors,” and “The Merger—Opinions of Continental’s Financial Advisors” in, the joint proxy statement/prospectus relating to the proposed transaction involving Continental and UAL Corporation (“UAL”), which joint proxy statement/prospectus forms a part of Amendment No. 1 to the Registration Statement on Form S-4 of UAL (the “Registration Statement”). By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

LAZARD FRERES & CO. LLC

By	/s/ Harry Pinson
Harry Pinson Senior Advisor

August 2, 2010